Confidential Treatment Requested by Codexis, Inc.

AMENDMENT NO. 1 TO PLATFORM TECHNOLOGY
TRANSFER AND LICENSE AGREEMENT

AMENDMENT NO. 1 TO PLATFORM TECHNOLOGY TRANSFER AND LICENSE AGREEMENT effective as of October 10, 2018 (the EFFECTIVE DATE) (this “Amendment”) by and between CODEXIS, INC., (the “Vendor”), a Delaware corporation, having a place of business at 200 Penobscot Drive, Redwood City, CA 94063 (“CODEXIS”) and MERCK SHARP AND DOHME CORP. (the “Company”), having a place of business at One Merck Drive, Whitehouse Station, NJ 08889-0100. (“MERCK”)

W I T N E S S E T H:

WHEREAS, the parties are party to that certain PLATFORM TECHNOLOGY TRANSFER AND LICENSE AGREEMENT dated as of August 3, 2015 (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement to modify the term of the Agreement as more fully set forth below;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.	Additions and changes made to the contract in this Amendment.

1.01	Section 3.2.3 shall be amended to the following:
3.2.3    Manufacturing and Internal Research Purposes Licenses. Subject to the terms and conditions of this Agreement (including the limitations set forth in Section 3.4), Codexis hereby on behalf of itself and its Affiliates grants to Merck, during the Term, a non-transferable (except as provided in Section 14.8) right and license, with the right to grant sublicenses to Affiliates, contract manufacturing organizations (CMOs), contract research organizations (CROs), or other contract service organizations in accordance with and to the extent permitted under Section 3.3 under the Licensed IP in the Territory, solely to (a) make, have made, import and/or export Enzyme(s) for use in Therapeutic Product(s) and Merck Developed API(s) in the Territory and (b) make, have made, import and/or export Enzyme(s) for Internal Research Purposes in the Territory, which right and license shall be:
(a)           exclusive in the Merck Exclusive Field; and
(b)           non-exclusive in the Merck Non-Exclusive Field.

1.02	Exhibit 3.4.4 shall be amended to the following:
Exhibit 3.4.4
Third Party Enzyme Supplier(s)
[***]

1.	Miscellaneous

2.01
Effect of Amendment; Joinder. Except as expressly changed by this Amendment, the Agreement shall remain in full force and effect in accordance with its stated terms. The Agreement and the Schedules and Exhibits thereto, as amended by this Amendment and all preceding amendments, set forth the entire understanding of the parties with respect to the subject matter thereof. There are no agreements, restrictions, promises, warranties, covenants or undertakings other than those expressly set forth or referred to therein. The Agreement and the Schedules and Exhibits thereto, as amended by this Amendment, supersede all prior agreements and undertakings between the parties with respect to such subject matter.

2.02
Counterparts. This Amendment may be executed by the parties in separate counterparts, each of which when so executed and delivered is deemed an original. All such counterparts together constitute but one and the same instrument.

2.03	Definitions. All capitalized terms used but not defined in this Amendment shall have the respective definitions assigned to such terms in the Agreement.

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their duly authorized representatives as of the date and year first written above.

Codexis Inc.	Merck Sharp & Dohme Corp.

By:___/s/ John J. Nicols_______________________	By:__/s/ Karen L. MacNaul_______________________
Name: John J. Nicols	Name: Karen L. MacNaul on behalf of Joseph P. Miletich, M.D., Ph.D., SVP, Discovery Research, MRL
Title: President and CEO	Title: Executive Director, Business Development & Licensing - MRL
Date: October 10, 2018	Date: Oct 08, 2018

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.